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                                                                EXHIBIT 99.5
                                 550,000 Shares

                           NATIONAL MERCANTILE BANCORP

                     Preferred Stock ($10.00 stated value)

                      Initially Offered Pursuant to Rights
                           Distributed to Shareholders


TO OUR CLIENTS:

          Enclosed for your consideration are a Prospectus, dated _________________, 1997 (the "Prospectus"), and the Instructions as to Use of Subscription Right Certificates (the "Instructions") relating to the offering (the "Offering") of up to 800,000 shares (the "Underlying Perferred Shares")
 of Preferred Stock, $10.00 stated value (the "Preferred Stock"), of National Mercantile Bancorp (the "Company"), at a price of $1.10 per share (the "Subscription Price"). Nontransferable subscription rights ("Rights") are being distributed to holders of record of Common Stock, at the close of business on ______________, 1997 (the "Record Date")in connection with 550,000 shares of Preferred Stock.

          As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company 1.624 shares of Preferred Stock (the "Basic Subscription Privilege") at the Subscription Price, subject to proration and reduction as described in the Prospectus. If you exercise the Basic Subscription Privilege in full you will also have the right (the "Oversubscription Privilege") to subscribe, at the Subscription Price, for 0.376 shares of Preferred Stock (for each Right held) available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege and the purchase by the Private Purchasers (as defined in the Prospectus), (the "Excess Underlying Perferred Shares"), subject to proration and reduction, all as more fully described in the Prospectus. If the number of Excess Underlying Perferred Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess
Underlying Perferred Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective number of shares each such Rights Holder subscribes for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Underlying Perferred Shares than such Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then each Rights Holder will be allocated only that number of Excess Underlying Perferred Shares for which such holder oversubscribed, and the remaining Excess Underlying Perferred Shares will be allocated among all other Rights Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

          The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your

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instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Underlying Perferred Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

          Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., California time on ____________, 1997 unless extended by the Company, to a date not later than 5:00 p.m., California time on _______________, 1997 (in either case, the "Expiration Time"). Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

          If you wish to have us, on your behalf, exercise Rights to purchase any Underlying Perferred Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

          IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

          ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO KISSEL-BLAKE, INC., THE INFORMATION AGENT, AT (800) 554-7733 OR (212) 344-6733 (collect).

                         Very truly yours,

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                       INSTRUCTIONS TO RECORD DATE HOLDER

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Preferred Stock.

          This will instruct you whether to exercise Rights to purchase Preferred Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Right Certificates.

          1. [_] Please DO NOT EXERCISE RIGHTS for shares of Preferred Stock.

          2. [_] Please EXERCISE RIGHTS for shares of Preferred Stock as set forth below:

          Basic Subscription Right:_______________ X $1.10 = $_____(a)
                                              (no. of shares)

          Oversubscription Right: ________________ X $1.10 = $_____(b)
                                              (no. of shares)

          Total Payment Required = $_____(c)

             [_] Payment in the following amount is enclosed: $__________(d)

             [_] Please deduct payment from the following account maintained by you as follows:


          ---------------------                 ---------------------------
          Type of Account                       Account No.

          Amount to be deducted: $________________(e)

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        Signature(s)


   Please type or print name(s) below         Date:__________________________


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